Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference on this Registration Statement on Form S-8 of Blue Foundry Bancorp of our report dated March 10, 2021, relating to the consolidated financial statements of Blue Foundry Bancorp and Subsidiary, appearing in the Registration Statement on Form S-1, as amended (File No. 333-254079), of Blue Foundry Bancorp.

                                  /s/ Crowe LLP
                                  Crowe LLP
New York, New York
July 15, 2021